                [John Hancock Life Insurance Company Letterhead]

                                                                  Exhibit 10 (a)

April 28, 2003

U.S. SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  John Hancock Variable Annuity Account V
     (File Nos. 33-15672 and 811-5140)

Commissioners:

     This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 17 under the Securities Act of 1933 (Post-Effective Amendment No. 29 under the Investment Company Act of 1940) of the Form N-4 Registration Statement of John Hancock Variable Annuity Account V as required by Rule 485 under the 1933 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in my opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

     I hereby consent to the filing of this opinion with and as part of the Post-Effective Amendment to the Registrant's Registration Statement with the Commission.

                                                     Very truly yours,

                                                     /s/ ARNOLD R. BERGMAN
                                                     -----------------------
                                                     Arnold R. Bergman
                                                     Counsel